Exhibit 99.B(d)(68)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Snow Capital Management, L.P.

Dated December 10, 2014, as amended June 23, 2015 and January 11, 2016

SEI INSTITUTIONAL MANAGED TRUST

Tax-Managed Small/Mid Cap Fund
Large Cap Value Fund
Tax-Managed Large Cap Fund
Large Cap Fund
Small Cap Value Fund
Small Cap Fund

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Snow Capital Management, L.P.

Dated December 10, 2014, as amended June 23, 2015 and January 11, 2016

Pursuant to Paragraph 5, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Tax-Managed Small/Mid Cap Fund	[REDACTED]
Large Cap Value Fund	[REDACTED]
Tax-Managed Large Cap Fund	[REDACTED]
Large Cap Fund	[REDACTED]
Small Cap Value Fund	[REDACTED]
Small Cap Fund	[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	Snow Capital Management, L.P.

By:	By:

/s/ William T. Lawrence	/s/ Carl Vuono

Name:	Name:

William T. Lawrence	Carl Vuono

Title:	Title:

Vice President	COO